Exhibit 99.2

HO WAH GENTING GROUP LIMITED

HO WAH GENTING GROUP SDN BHD

FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of HO WAH GENTING GROUP LIMITED (the “Company”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Ho Wah Genting Group SDN BHD, (“HWGG”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the acquisition of HWGG had occurred on September 30, 2016.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016, and year ended December, 31, 2015, are presented as if the acquisition of HWGG had occurred on January 1, 2015 and were carried forward through each of the aforementioned periods presented.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

 Note the pro forma adjustments contained in the pro forma condensed financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the purchase.

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Unaudited Pro Forma Condensed Balance Sheet

As of September 30, 2016

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Ho Wah Genting Group SDN BHD	HO WAH GENTING GROUP LIMITED	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	695,029	-			695,029
Other receivables, deposits and prepayment	46,945	-			46,945
Amount due from director	668,508	-			668,508
Amount due from related company	803,532	-			803,532
Short-term investments	59,034	-			59,034
Total current assets	2,273,048	-			2,273,048
Non-current assets
Property, plant and equipment	65,266	-			65,266
Total non-current assets	65,266	-			65,266
Total assets	2,338,314	-			2,338,314

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Account payables and other accruals	2,138,536	2,000	(2,000)	(1)	2,138,536
Amount due to related party	63,254	36,999	(36,999)	(1)	63,254
Total current liabilities	2,201,790	38,999			2,201,790
Deferred tax liabilities	-	-			-
Total non-current liabilities	-	-			-

Total liabilities	2,201,790	38,999			2,201,790
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
			(402,172)	(1)
Common stock	402,172	514	(500)	(2)	14
Additional paid-in capital	-	21,036	(21,036)	(1)	402,158
			402,172	(1)
			(514)	(1)
			500	(2)
Accumulated deficit	(37,338)	(60,549)	60,549	(3)	(37,338	)0z0
Non-controlling interest	-	-			-
Accumulated other comprehensive loss	(228,310)	-			(228,310)
Total stockholders’ (deficit) equity	136,524	(38,999)			136,524
Total liabilities and stockholders’ deficit	2,338,314	-			2,338,314

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Unaudited Proforma Condensed Statement of Operations

For the Nine months Ended September 30, 2016

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Ho Wah Genting Group SDN BHD	HO WAH GENTING GROUP LIMITED	Adjustments	Note 2	Combined

Revenue	19,052	1,235	(1,235)	(1)	19,052
Cost of revenue	(3,082)	-			(3,082)
Gross profit	15,970	1,235	-	-	15,970

Operating expenses
General and administrative	272,353	43,373	(43,373)	(1)	272,353
Income/(Loss) from operations	(256,383)	(42,138)			(256,383)
Interest expenses	205	-			205
Other income	(615)	-			(615)
Other expenses	(42,383)				(42,383)
Exchange gain (loss)	2,265	-			2,265
Income/(Loss) before income taxes	(296,911)	(42,138)			(296,911)
Provision for income taxes	(736)	-			(736)
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	(297,647)	(42,138)	-	-	(297,647)
Gain (loss) from discontinued operations	(16,810)				(16,810)
Net Income/(Loss)	(314,457)	(42,138)	-	-	(314,457)
Foreign currency translation adjustment	39,584	-			39,584
Comprehensive Income/(Loss)	(274,873)	(42,138)	-	-	(274,873)

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Proforma Condensed Statement of Operations

For the Year Ended December 31, 2015

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Ho Wah Genting Group SDN BHD	HO WAH GENTING GROUP LIMITED	Adjustments	Note 2	Combined

Revenue	35,019	18,950	(18,950)	(1)	35,019
Cost of revenue	(10,194)	-	-	-	(10,194)
Gross profit	24,825	18,950		-	24,825

Operating expenses
General and administrative	215,795	26,906	(26,906)	(1)	215,795
Loss from operations	(190,970)	(7,956)	-	-	(190,970)
Other income	19,765	-	-	-	19,765

Loss before income taxes	(171,205)	(7,956)	-	-	(171,205)
Provision for income taxes	(121)	-	-	-	(121)
Net Loss	(171,326)	(7,956)	-	-	(171,326)
Foreign currency translation adjustment	(122,661)	-	-	-	(122,661)
Comprehensive Loss	(293,987)	(7,956)	-	-	(293,987)

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Notes to Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The proforma condensed combined balance sheet as of September 30, 2016, and the proforma condensed combined statements of operations for the period ended September 30, 2016, are based on the historical financial statements of the Company and HWGG after giving effect of the reverse merger between the Company and HWGG on September 30, 2016, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To record cancellation of 3,000,000 shares of predecessor owners of the Company, and record of issuance of 5,140,319 shares of our Common Stock for all of the outstanding capital stock of HWGG with the result that HWGG became wholly owned subsidiaries of ours.

(3)	To eliminate paid in capital for HWGG’s shares

(4)	To eliminate the Company’s expenses as the result of the elimination of assets and liabilities of the Company’s as of September 30, 2016.

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